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                                                                    EXHIBIT 10.2
                              EMPLOYMENT AGREEMENT
                              --------------------

     THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 8th day of February, 1999 by and between Princeton TeleCom Corporation, a Delaware corporation, with an office at 165 Wall Street, Princeton New Jersey 08540 (the "Company"), and Christopher S. Sugden, an individual currently residing at 668 Greenwich Street, New York, New York ("Executive").

                                    RECITALS

     The Company desires to provide certain incentive to Executive to remain in the Company's employ. The Company and the Executive desire that Company employs the Executive as Vice President - Chief Financial Officer.

     NOW THEREFORE, each of the Company and Executive, intending to be legally bound, hereby mutually covenant and agree as follows:

                                   ARTICLE I

                              Employment and Term
                              -------------------

     1.1  Employment. The Executive shall be employed as Vice President -Chief
          ----------
Financial Officer, and Executive hereby accepts such employment. In addition, Executive agrees that he will serve in any similar capacity on behalf of any existing or future subsidiary of the Company as reasonably requested by the CEO or COO.

     1.2  Term. The Term shall commence on the February 8, 1999 (the "Effective
          ----
Date") and shall end on the earlier of (i)one week after the fourth anniversary of the Effective Date; or (ii) the date of any Termination.

     1.3  Duties. The Executive shall serve as Vice President-Chief Financial
          ------
Officer and shall be directly responsible for the duties and responsibilities commensurate with his position as set forth in Section 1.1 hereof or as may be assigned by the COO from time to time; provided, however, that any such powers,
                                       --------- -------
duties and responsibilities assigned by the COO are commensurate with such position. The Executive shall use his best efforts and devote all of his business time, attention and energy in performing his duties hereunder. Notwithstanding the foregoing, nothing in this Agreement shall restrict Executive from managing his personal investments, personal business affairs and other personal matters, or serving on civic or charitable boards or committees, if such activities do not interfere with the performance of his duties hereunder or conflict with the Company's interests.
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                                   ARTICLE II

                           Compensation and Benefits
                           -------------------------

     2.1  Base Salary and Bonus. For all services performed by Executive for the
          ---------------------
Company and its subsidiaries hereunder, the Company shall pay Executive an annual base salary of $100,000.00 ("Base Salary") in accordance with the Company's regular payroll practices. The Base Salary may be increased and future bonuses may be given in the sole and absolute discretion of the COO. The Executive shall also be granted a bonus ("Performance Bonus") under the terms set forth in the resolutions of the Compensation Committee of the Board of Directors and such other bonuses as the COO may decide, in his sole and absolute discretion, from time to time.

     Executive's salary and bonus will be reviewed on each anniversary of this Agreement. Executive's salary increase will be reviewed on the basis of his salary and bonus for the previous year.

     2.2  Stock Options. On this date, Executive is hereby granted an option to
          -------------
purchase shares of Common Stock of the Company, in accordance with the terms of the stock option agreement ("Stock Option Agreement") attached to this Agreement. Executive may be entitled to receive further grants of stock options in amounts determined by the CEO in his sole and absolute discretion.

     2.3  Other Benefits. In addition to the foregoing, Executive shall also be
          --------------
entitled to the following:

          (a) Participation in Benefit Plans. Executive shall be entitled to
              ------------------------------
participate in and receive benefits under all present and future life, accident, disability, medical, pension, and savings plan and all similar benefits made available to managers of the Company. Executive shall also be entitled to participate in all other welfare and benefit plans maintained by the Company and/or its subsidiaries, as the case may be, for their respective employees generally.

          (b) Vacation. Executive shall be entitled to vacation and
              ------------------
paid holidays consistent with the Company's practices as adopted from time to time (commencing in the third year of this Agreement, vacation time shall be 3 weeks).

          (c) Expenses. The Company shall reimburse Executive for reasonable
              --------
travel, out of pocket business expenses incurred by Executive in the performance of his duties hereunder, provided appropriate documentation supporting such expenses is submitted in accordance with the Company's governing policies. The Company will pay Executive's reasonable moving expenses (not to exceed $6,000) in connection with moving his residence from New York to New Jersey.

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                                  ARTICLE III

                         Covenants and Representations
                         -----------------------------

     3.1  Non-Interference. During the Term and a period of two years
          ----------------
thereafter, Executive agrees not to solicit or encourage any employee of the Company who is employed in an employee, managerial, administrative or professional capacity or who possesses Confidential Material to leave the employment of the Company.

     3.2  Nondisclosure of Confidential Material.  (a)   In the performance of
          --------------------------------------
his duties hereunder, Executive shall have access to confidential records and information, including, but not limited to, information relating to (i) any Intellectual Property or (ii) the Company's business practices, finances, developments, customers, affairs, marketing or purchasing strategy or other secret information (collectively, clauses (i) and (ii) of this Section 3.2(a) are referred to as the "Confidential Material").

          (b) All Confidential Material shall be disclosed to Executive in confidence. Except in performing his duties hereunder, Executive shall not, during the Term and at all times thereafter, disclose or use any Confidential Material.

          (c) All records, files, drawings, documents, equipment and other tangible items containing Confidential Material shall be the Company's exclusive property, and upon termination of this Agreement, or whenever requested by the Company, Executive shall promptly deliver to the Company all of the Confidential Material (and copies thereof) that may be in Executive's possession or control.

          (d) The foregoing restrictions shall not apply if (i) such Confidential Material has been publicly disclosed (not due to a breach by Executive of his obligations hereunder or by breach of any other person of a fiduciary or confidential obligation to the Company) or (ii) Executive is required to disclose Confidential Material by or to any court of competent jurisdiction or any governmental or quasi-governmental agency, authority or instrumentality of competent jurisdiction; provided, however, that Executive
                                           --------- -------
shall, prior to any such disclosure. immediately notify the Company of such requirement: provided, further, that the Company shall have the right, at its
             --------- -------
expense, to object to such disclosures and to seek confidential treatment of any Confidential Material to be so disclosed on such terms as it shall determine.

     3.3  Non-Competition. (a) The Executive shall not, during the Term, Control
          ---------------
any Person which is engaged, directly or indirectly, or Participate in any business that is competitive with the Company's electronic bill payment, electronic bill presentment or electronic bill publishing business (including the solicitation of any customer of the Company on behalf of any Competitor or any other business, directly, indirectly on behalf of himself or any other Person) (collectively, "Competitive Activities"); provided, however that nothing
                                                  --------- -------
in this Agreement shall preclude Executive from owning less than 5% of any class of publicly traded equity of any Person engaged in any

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Competitive Activity.

          (b) Upon Termination, the Executive shall not, for himself or any third party, directly or indirectly, for a period of one year following the date of such Termination engage in Competitive Activities.

     3.4  Employee Inventions and Ideas
          -----------------------------

          (a) Executive hereby agrees to assign to the Company, without further consideration, his entire right, title and interest (within the United States and all foreign jurisdictions), to any Intellectual Property created, conceived, developed or reduced to practice by Executive (alone or with others) free and clear of any lien or encumbrance. If any Intellectual Property shall be deemed patentable or otherwise registrable, Executive shall assist the Company (at its expense) in obtaining letters patent or other applicable registration therein and shall execute all documents and do all things (including testifying at the Company's expense) necessary or appropriate to obtain letters patent or other applicable registration therein and to vest in the Company, or any affiliate specified by the CEO or COO.

          (b) Should Company be unable to secure Executive's signature on any document necessary to apply for, prosecute, obtain or enforce any patent, copyright or other right or protection relating to any Intellectual Property for any reason, Executive hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as Executive's agent and attorney-in-fact to act for and on Executive's behalf and stead and to execute and file any such document and to do all other lawfully permitted acts to further the prosecution, issuance and other enforcement of patents, copyrights or other rights or protections with the same effect as if executed and delivered by Executive.

     3.5  Enforcement.
          ------------

          (a) Executive acknowledges that violation of any covenant or agreement set forth in Sections 3.1, 3.2, 3.3 or 3.4 would cause the Company irreparable damage for which the Company cannot be reasonably compensated in damages in an action at law, and, therefore, upon any breach by Executive of this Sections 3.1, 3.2, 3.3 or 3.4, the Company shall be entitled to make application to a court of competent jurisdiction for equitable relief by way of injunction or otherwise (without being required to post a bond). This provision shall not, however, be construed as a waiver of any of the rights which the Company may have for damages, and all of the Company's rights and remedies shall be unrestricted.

          (b) lf any provision of this Agreement, or application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction or be found in an arbitration proceeding to be invalid, unenforceable or void, the remainder of this Agreement and such provisions as applied to any other person, place and circumstance shall remain in full force and effect. It is the intention of the parties hereto that the covenants contained herein shall be enforced

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to the maximum extent (but no greater extent) in time, area, and degree of participation as is permitted by the law of the jurisdiction whose law is found to be applicable to the acts allegedly in breach of this agreement, and the parties hereby agree that the court making any such determination shall have the power to so reform the Agreement.

          (c) The Executive understands that the provisions of this Article III may limit his ability to earn a livelihood in a business similar to the business of the Company but nevertheless agrees and hereby acknowledges that (i) such provisions do not impose a greater restraint than is necessary to protect the goodwill or other business interests of the Company; (ii) such provisions contain reasonable limitations as to time and the scope of activity to be restrained; and (iii) the consideration provided under this Agreement, including, without limitation, any amounts or benefits provided under Article IV hereof, is sufficient to compensate Executive for the restrictions contained in this Article III. In consideration of the foregoing and in light of Executive's education, skills and abilities, Executive agrees that he will not assert, and it should not be considered, that any provisions of this Article III prevented him from earning a living or otherwise are void, voidable or unenforceable or should be voided or held unenforceable.

     3.6. Resume.  The statements in Executive's resume previously provided to
          ------
the Company are true and correct.

     3.7 Each of the covenants and representations in this Article III is given by Executive as part of the consideration for this Agreement and as an inducement to the Company to enter into this Agreement and to accept the obligations hereunder.

                                   ARTICLE IV

                                  Termination
                                  -----------

     4.1  Termination of Agreement. Except for those provisions of this
          ------------------------
Agreement that survive Termination, this Agreement shall terminate upon any Termination.

     4.2  Procedures Applicable to Termination.
          ------------------------------------

          (a) Termination for Cause. The Executive may be terminated for Cause,
              ---------------------
upon at least 15 days prior written notice from the COO to Executive.

          (b) Resignation for Good Reason. The Executive may terminate
              ---------------------------
his employment for Good Reason upon at least 15 days' prior written notice from Executive to the CEO and COO of his intent to resign for Good Reason.

          (c) Termination Without Cause.  The Executive may be terminated
              -------------------------
without Cause upon at least 15 days' prior written notice from the COO to Executive.

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

     4.3  Obligations of the Company upon Termination.
          -------------------------------------------

          (a) Salary and Bonus and Other Benefits. Upon any Termination, the
              -----------------------------------
Company shall pay to Executive, the following:

              (i) all accrued but unpaid Salary in a lump sum within 10 days after the date of Termination; and

              (ii) all benefits accrued by Executive as of the date of Termination under all qualified and nonqualified retirement, pension, profit sharing and similar plans of the Company to such extent, in such manner and at such time as are provided under the terms of such plans and arrangements.

          (b) Termination without Cause or Resignation for Good Reason.
              --------------------------------------------------------
If the COO terminates Executive's employment without Cause, or if Executive resigns for Good Reason, in addition to the amounts payable under Section 4.3(a) hereof, the Company shall pay Executive three months of Executive's then current base salary in a lump sum within thirty (30) days after the date of Termination, or in equal monthly installments over a three month period, in the Company's discretion.

          (c) Termination for Cause or Resignation without Good Reason.
              --------------------------------------------------------
If the COO terminates Executive's employment for Cause, or if Executive resigns without Good Reason, Executive shall only be entitled to the amounts payable under Section 4.3(a) hereof.

          (d) Exclusivity.  Any amount payable to Executive pursuant to this
              -----------
Article IV and any rights of Executive under the Stock Option Agreement shall be Executive's sole remedy upon a Termination, and Executive waives any and all rights to pursue any other remedy at law or in equity; provided, however, that
                                                       --------- -------
Executive does not hereby waive any right provided under any federal, state or local law or regulation relating to employment discrimination.

                                   ARTICLE V

                                  Definitions
                                  -----------

     The following terms used in this Agreement shall have the meanings set forth below.

     5.1 "Cause" shall mean Executive's (i) violation of Section 1.3 hereof, which violation has not been cured within 15 days of the date that written notice thereof is received by Executive from the COO; (ii) repeated failure to follow the directions of the COO; (iii) violation of Section 3.1, 3.2, 3.3 or
3.4 hereof; (iii) a misrepresentation in Section 3.6 hereof: (iv) wilful misconduct, gross negligence or dishonesty in the performance of his duties hereunder; (vi) conviction or formal indictment of any felony or a misdemeanor involving fraud, misrepresentation, dishonesty or moral turpitude; (vii) Executive's failure to devote his full business time to the Company's business, for

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

any reason, including illness or disability; (viii) Executive's death, or (ix) a Termination by Executive other than for Good Reason.

     5.2 "Change in Control" shall mean at such time as (i) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act), becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the then outstanding voting stock of the Company on a fully diluted basis or (ii) individuals who at the beginning of any period of two consecutive calendar years constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of those members of the Board then still in office who either were members of the Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board then in office.

     5.3 "CEO" shall mean the Chief Executive Officer of the Company and "COO" shall mean the Chief Operating Officer of the Company.

     5.4 "Common Stock" shall mean the common stock par value $.01 a share, of the Company.

     5.5 "Control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through ownership of voting securities, by contract or otherwise.

     5.6 "Good Reason" shall mean any (i) reduction in Executive's Base Salary or material diminution in Executive's authority, duty, responsibility, function or position with the Company (which diminution continues after 15 days of the date that written notice thereof is given by Executive), (ii) either the failure by the Company to continue any material benefit or compensation plan, life insurance plan, health and accident plan, disability plan (or plan providing Executive with substantially similar benefits) in which Executive is participating or the material reduction by the Company of Executive's benefits under any such plan, or (iii) upon a Change in Control of the Company. Good Reason shall not include the Company taking any of the above actions for "Cause."

     5.7 "Intellectual Property" shall mean any idea, process, trademark, service mark, trade or business secret, invention, technology, computer program or hardware, original work of authorship, design, formula, discovery, patent or copyright, application, record, design, plan or specification and any improvement, right or claim related to the foregoing.

     5.8 "Participation" shall mean the direct or indirect participation in any Competitive Activity, whether as an operator, manager, consultant, and whether individually or jointly.

     5.9 "Person" shall mean any individual or entity, whether a governmental or other agency

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

or political subdivision thereof or otherwise.

     5.10 "Term" shall have the meaning set forth in Section 1.2 hereof and shall include any renewal or extension as set forth therein.

     5.11 "Termination" shall mean termination of Executive's employment with the Company for any reason, including (i) with or without Cause, (ii) resignation by Executive with or without Good Reason (including a voluntary resignation) or (iii) upon the expiration of the Term.

                                   ARTICLE VI

                                 Miscellaneous
                                 -------------

     6.1  Employee Acknowledgment. The Executive acknowledges that he has
          -----------------------
consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Agreement and has been advised to do so by the Company, and that he has read and understands the Agreement, is fully aware of its legal effect, and has entered into it freely based on his own judgment.

     6.2  Binding Effect. This Agreement shall be binding upon and inure to the
          --------------
benefit of Executive's heirs and representatives and the Company's successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, reorganization, consolidation, acquisition of assets or stock, liquidation, or otherwise), by agreement in form and substance reasonably satisfactory to Executive, to assume performance of this Agreement in the same manner that the Company would have been required to perform this Agreement if no such succession had taken place. Regardless of whether such agreement is executed, this Agreement shall be binding upon any successor of the Company in accordance with the operation of law.

     6.3  Notices. All notices, requests, demands and other communications
          -------
hereunder shall be in writing and shall be deemed to have been duly given as follows: (i) upon delivery if notice is hand delivered; (ii) the next business day if notice is sent by reliable guaranteed next business courier (e.g. federal express) delivery charges prepaid; or (iii) upon receipt if notice is sent by mail within the continental United States by first class certified mail, return receipt requested, postage prepaid addressed Company, Attention CEO and COO, and the Executive at the addresses set forth on the first page of this Agreement. Any such address may be changed by written notice sent to the other party at the last recorded address of that party.

     6.4  Tax Withholding. The Company shall provide for the withholding of any
          ---------------
taxes required to be withheld under federal, state and local law (other than the employer's portion of such taxes) with respect to any payment in cash and/or other property made by or on behalf of the Company to or for the benefit of Executive under this Agreement or otherwise. The Company may, at its option; (i) withhold such taxes from any cash payments owing from the Company to Executive,
(ii) require Executive to pay to the Company in cash such amount as may be required to satisfy such

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

withholding obligations and/or (iii) make other satisfactory arrangements with Executive to satisfy such withholding obligations.

     6.5  No Assignment; No Third Party  Beneficiaries. Except as otherwise
          --------------------------------------------
expressly provided in Section 6.2 hereof, this Agreement is not assignable by any party, and no payment to be made hereunder shall be subject to alienation, sale, transfer, assignment, pledge, encumbrance or other charge. Except for the Company and its existing and future subsidiaries, no Person shall be or deemed to be, a third party beneficiary of this Agreement.

     6.6  Execution in Counterparts. This Agreement may be executed by the
          -------------------------
parties hereto in one or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     6.7  Jurisdiction and Governing Law.  Jurisdiction over disputes with
          ------------------------------
regard to this Agreement shall be exclusively in the courts of the State of New Jersey, and this Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of New Jersey as applied to contracts capable of being wholly performed in such State.

     6.8  Entire Agreement: Amendment. This Agreement and the Schedules
          ---------------------------
and Exhibits attached hereto embody the entire understanding of the parties hereto, and supersede all prior agreements regarding the subject matter hereof. No change, alteration or modification hereof may be made except in a writing, signed by both of the parties hereto.

     6.9  Headings. The headings in this Agreement are for convenience of
          --------
reference only and shall not be construed as part of this Agreement or to limit or otherwise affect the meaning hereof.

     6.10 Survival. Notwithstanding anything to the contrary herein, Article
          --------
III, Section 4.3 and Article VI of this Agreement shall survive termination of this Agreement or Termination for any reason whatsoever.

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

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day first written above.

                                    Princeton TeleCom Corporation

                                    By: /s/ Donald C. Licciardello
                                        -------------------------------
                                        Donald C. Licciardello, CEO


                                    Executive


                                    By: /s/ Christopher S. Sugden
                                        -------------------------------
                                        Christopher S. Sugden

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